TERMINATION AND RELEASE AGREEMENT

         This TERMINATION AND RELEASE AGREEMENT ("Termination Agreement") is made and entered into this 17th day of October 2002, by and between NEBO Products, Inc., a Utah corporation ("NEBO") and Naviset Holdings Corp., a Utah corporation ("Naviset"). NEBO and Naviset are sometimes collectively referred to herein as the "Parties." Defined terms not otherwise defined in this Termination Agreement shall have the meaning set forth in the Share Exchange Agreement (as defined below).

                                    RECITALS

         WHEREAS, on August 21, 2002, NEBO and Naviset entered into that certain Share Exchange Agreement whereby NEBO would acquire all of the issued and outstanding stock of Naviset in exchange for common stock of NEBO (the "Share Exchange Agreement");

         WHEREAS, the Parties entered into a Management Agreement on September 20, 2002 ("Management Agreement") for the management of the combined entities in anticipation of the approval and consummation of the share exchange as provided in the Share Exchange Agreement;

         WHEREAS, the Parties now mutually agree that the Share Exchange Agreement is no longer in the bests interests of their respective shareholders; and

         WHEREAS, pursuant to Section 8.1.1 of the Share Exchange Agreement, the Share Exchange Agreement may be terminated at any time prior to Closing by mutual written consent of the Parties.

         NOW, THEREFORE, in consideration of the covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

         1. Termination of Share Exchange Agreement. Effective immediately, the Parties hereby abandon the transactions contemplated by the Share Exchange Agreement and mutually terminate the Share Exchange Agreement pursuant to
Section 8.1.1 thereof. Except for Sections 5.7 and 9.12 of the Share Exchange Agreement, none of the provisions of the Share Exchange Agreement shall survive termination of the Share Exchange Agreement hereunder.

         2. Termination of Management Agreement. Effective immediately, the Parties hereby terminate by mutual agreement the Management Agreement and neither Party shall have any continuing obligation or liability to the other Party thereunder.

         3. Publicity. NEBO shall file a press release and a Current Report on Form 8-K disclosing this Termination Agreement on Friday, October 18, 2002 prior to the opening of the stock markets. The form of such press release shall be submitted to Naviset for its review prior to dissemination thereof to the public.


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


         4. Fees and Expenses. Each Party will pay its own expenses incurred in connection with the negotiation and pursuit of the transactions contemplated by the Share Exchange Agreement and the Management Agreement.

         5. Release of Claims. Effective immediately, each of Naviset and NEBO, and each of their respective predecessors, successors, subsidiaries and assigns (and any of the present and former officers, directors and employees of each of the foregoing) (each, a "Releasing Party"), in their capacity as such, hereby covenants not to sue and forever releases and discharges Naviset and NEBO, respectively (and each of their respective present and former directors, officers, representatives, advisors (including but not limited to financial advisors), attorneys, accountants, employees, agents, parents, subsidiaries, affiliated persons and entities, predecessors, successors and assigns and heirs, executors and administrators and all persons acting in concert with any such party) (each, a "Released Party") from all manner of claims, actions, causes of action or suits, at law or in equity, known or unknown, which each now has or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever relating to or arising out of the Share Exchange Agreement or the agreements or instruments ancillary thereto (including, without limitation, the Management Agreement) or the transactions contemplated thereby, or any action or failure to act under the Share Exchange Agreement or in connection therewith, or in connection with the events leading to the abandonment of the transactions contemplated by the Share Exchange Agreement and the mutual termination of the Share Exchange Agreement and the Management Agreement, excepting only any claim, action, cause of action or suit arising (i) out of an undertaking or promise contained in this Termination Agreement, (ii) by virtue of obligations specifically surviving under the Share Exchange Agreement, or (iii) with respect to any statements made or actions taken after the date of this Termination Agreement.

         6.       Representations and Warranties.
                  ------------------------------

                  (a) Naviset represents to NEBO that Naviset has all requisite corporate power and authority to enter into this Termination Agreement and to take the actions contemplated hereby. The execution and delivery of this Termination Agreement and the actions contemplated hereby have been duly authorized by all necessary corporate action on the part of Naviset. This Termination Agreement has been duly executed and delivered by Naviset and constitutes a valid and binding agreement of Naviset, enforceable against it in accordance with its terms.

                  (b) NEBO represents to Naviset that NEBO has all requisite corporate power and authority to enter into this Termination Agreement and to take the actions contemplated hereby. The execution and delivery of this Termination Agreement and the actions contemplated hereby have been duly authorized by all necessary corporate action on the part of NEBO. This Termination Agreement has been duly executed and delivered by NEBO and constitutes a valid and binding agreement of NEBO, enforceable against it in accordance with its terms.

         7.       Miscellaneous.
                  -------------

                  (a)      Entire Agreement; Assignment.
                           ----------------------------

(i) This Termination Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the parties hereto in


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respect of the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties in respect of the subject matter hereof.

(ii) Neither this Termination Agreement nor any of the rights, interests or obligations hereunder shall be assigned or transferred, except by operation of law (including by merger or consolidation), without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be null and void.

                  (b) Notices. Any notice or other communications pursuant to this Termination Agreement will be in writing and will be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the Parties at their respective addresses for notice set forth in the Share Exchange Agreement. All such notices and other communications will be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the Party receiving such copy will have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized courier, on the business day following dispatch by overnight courier service (on the third business day following dispatch in the case of international deliveries), and (d) in the case of mailing, on the third business day following such mailing.

                  (c) Governing Law. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to the choice of law principles thereof.

                  (d) Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Termination Agreement.

                  (e) Parties in Interest. This Termination Agreement shall be binding upon and inure solely to the benefit of the Parties and their successors and permitted assigns, and nothing in this Termination Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever.

                  (f) Severability. The provisions of this Termination Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Termination Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (ii) the remainder of this Termination Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                  (g) Counterparts. This Termination Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The Parties


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

agree that delivery of executed signature pages by facsimile shall be sufficient to render this Termination Agreement effective.

                  (h) Joint Drafting. The parties have participated jointly in the negotiation and drafting of this Termination Agreement. In the event an ambiguity or question of intent or interpretation arises, this Termination Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Termination Agreement.

                  (i) Amendment and Modification. This Termination Agreement may be amended, modified, and supplemented only by a written document executed by the Parties, which specifically states that it is an amendment, modification or supplement to this Termination Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Termination Agreement to be duly executed on its behalf as of the date first above written.

                                 NEBO PRODUCTS, INC.,
                                 a Utah corporation


                                 By:  /s/ Scott Holmes
                                     ----------------------------------------
                                      Scott Holmes, President and CEO

                                 NAVISET HOLDINGS CORP.
                                 a Utah corporation


                                 By:      /s/ Ben Gould
                                      ---------------------------------------
                                      Ben Gould, COO





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